UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2010

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2010, the Board of Directors (the “Board”) of WellCare Health Plans, Inc. (the “Company”) amended the Company’s bylaws to update and clarify certain provisions.  Section 4 of Article II was amended to provide that notice of stockholder meetings may be sent to stockholders by any means permitted by law and to acknowledge that notice will be deemed given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in the Securities Exchange Act of 1934 and in Delaware General Corporation Law.  Section 7 of Article III was amended to provide that notice of meetings of the Board may be sent to the Company’s directors by facsimile or email in addition to the means already permitted.  Finally, Article IV was amended to, among other things, update and simplify the provisions relating to the designation of officers, provide the Board with discretion to designate the officer positions that shall exist from time to time, and to update the titles of the Company’s officers and the descriptions of their duties, including adding an officer position and description for Chief Medical Officer.

The foregoing description does not purport to be a complete description of the amendment to the Company’s bylaws.  The above description is qualified in its entirety by reference to our Second Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are filed as part of this report:

INCORPORATED BY REFERENCE
Exhibit Number	Description	Form	Filing Date With SEC	Exhibit Number
3.2	Second Amended and Restated Bylaws of WellCare Health Plans, Inc.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2010	WELLCARE HEALTH PLANS, INC. /s/ Timothy S. Susanin
Timothy S. Susanin Senior Vice President, General Counsel and Secretary

Exhibit Index

INCORPORATED BY REFERENCE
Exhibit Number	Description	Form	Filing Date With SEC	Exhibit Number
3.2	Second Amended and Restated Bylaws of WellCare Health Plans, Inc.	Filed herewith